UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 7, 2021 (November 22, 2021)

Date of Report (Date of earliest event reported)

Boulder Growth & Income Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland	811-02328	13-272967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1290 Broadway, Suite 1000 Denver, CO	80203
(Address of principal executive offices)	(Zip Code)

877-561-7914
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

On September 23, 2021, the Board of Directors (the “Board”) of the Boulder Growth & Income Fund, Inc. (the “Fund”), including each of the Directors who are not “interested persons” of the Fund (as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended) (the “Independent Directors”), approved a new investment advisory agreement (the “New Advisory Agreement”) with Paralel Advisors LLC (“Paralel”), a new investment sub-advisory agreement with respect to the Fund (the “New Sub-Advisory Agreement”) between Paralel and the Fund’s current investment sub-advisor, Rocky Mountain Advisors, LLC (“RMA”), and a new administration agreement (the “New Administration Agreement”) with Paralel Technologies LLC (“PRT”) (collectively, the “Paralel Servicing Structure”).

Under the Paralel Servicing Structure, Paralel will serve as the Fund’s investment advisor and will be responsible for the general management and operations of the Fund, including the overall supervisory responsibility for the management and investment of the Fund's assets. Paralel will replace the Fund’s current adviser, ALPS Advisors, Inc. (the “Current Advisor”). RMA will remain in its position as the Fund’s sub-advisor and will continue to provide portfolio management services to the Fund, determining and coordinating the composition, investment and reinvestment of the Fund’s assets. PRT will serve as the Fund’s administrator and will provide the Fund with general administrative, tax and accounting services. PRT will replace the Fund’s current administrator, ALPS Fund Services, Inc. (the “Current Administrator”).

The Fund is expected to see a reduction in fees relating to the Paralel Servicing Structure, as described further below. No changes to the Fund’s name, investment objective, investment strategy or portfolio management team are expected related to the implementation of the Paralel Servicing Structure.

The New Advisory Agreement is materially similar to the Fund’s advisory agreement in place with the Current Advisor (the “Current Advisory Agreement”), except with respect to the fees, effective dates, and parties to the agreement. Under the New Advisory Agreement, the Fund will pay Paralel an annual investment advisory fee, calculated monthly, in an amount equal to 0.90% of the first $2 billion of the Fund’s average Managed Assets, plus 0.80% of the Fund’s average Managed Assets over $2 billion. "Managed Assets" means the total assets of the Fund, including assets attributable to leverage, minus liabilities (other than debt representing leverage and any preferred stock that may be outstanding). Under the Current Advisory Agreement, the Fund paid the Current Advisor an investment advisory fee, calculated monthly, at an annual rate of 0.95% of the Fund’s average Managed Assets. Each of the advisory agreements provide that they will have an initial term lasting two years from the effectiveness of the applicable agreement, following which, each agreement continues in effect from year to year provided approval is given at least annually (i) by the Board, including a majority of the Independent Directors, or (ii) by a vote of a majority of Fund shareholders. The New Advisory Agreement and Current Advisory Agreement may each, on sixty (60) days written notice, be terminated without the payment of any penalty by the Board or by a vote of Fund shareholders. Each agreement also contains materially similar representations, warranties and covenants customary for agreements of this type.

The New Sub-Advisory Agreement is also materially similar to the sub-advisory agreement in place between RMA and the Current Advisor (the “Current Sub-Advisory Agreement”), except with respect to the fees, effective dates, and parties to the agreement. Under both the New Sub-Advisory Agreement and Current Sub-Advisory Agreement, RMA is paid by the Fund’s advisor out of its investment advisory fee, not by the Fund. Under the New Sub-Advisory Agreement, the Paralel will pay RMA an annual sub-advisory fee, calculated monthly, in an amount equal to 0.77% of the Fund’s average Managed Assets applicable to the first $2 billion of Managed Assets, plus 0.68% of the Fund’s average Managed Assets over $2 billion. Under the Current Sub-Advisory Agreement, the Current Advisor paid RMA an annual sub-advisory fee in an amount equal to 0.8125% of the Fund's average Managed Assets. The New Sub-Advisory Agreement and Current Sub-Advisory Agreement each provide that they will have an initial term lasting two years from the effectiveness of the applicable agreement, following which, each agreement continues in effect from year to year provided approval is given at least annually (i) by the Board, including a majority of the Independent Directors, or (ii) by a vote of a majority of Fund shareholders. The New Advisory Agreement and Current Advisory Agreement may each, on sixty (60) days written notice, be terminated without the payment of any penalty by the Board, by either applicable advisor or RMA, or by a vote of Fund shareholders. Both sub-advisory agreements also contain materially similar representations, warranties and covenants customary for agreements of this type.

The New Administration Agreement is also materially similar to the Fund’s administration agreement in place with the Current Administrator (the “Current Administration Agreement”), except with respect to the fees, term, effective date, and parties to the agreement. Under both agreements, the applicable administrator has similar responsibilities to the Fund, holding responsibility for calculating net-asset values, providing fund accounting, tax, fund administration and compliance-related services. Under the New Administration Agreement, the Fund will pay PRT an annualized fee, calculated monthly, equal to 0.09% of the first $2 billion of the Fund’s average Managed Assets, plus 0.075% of the Fund’s average Managed Assets over $2 billion. Under the Current Administration Agreement, the Fund paid the Current Administrator an annualized fee, calculated monthly, equal to 0.10% of the Fund’s average Managed Assets. The New Administration Agreement has an initial term of two years from its effective date (compared to an initial three-year term under the Current Administration Agreement) and thereafter may be terminated by either party upon 60 days written notice to the other party. Each administration agreement also contains materially similar representations, warranties and covenants customary for agreements of this type.

The New Advisory Agreement and New Sub-Advisory Agreement will each be effective upon the Fund’s receipt of shareholder approval of the respective agreement. The New Administration Agreement will be effective on November 22, 2021. On September 23, 2021, the Fund gave written notice of termination to the Current Advisor and Current Administrator of the Current Advisory Agreement and Current Administration Agreement, respectively, effective on November 22, 2021. The Current Sub-Advisory Agreement will terminate in connection with the termination of the Current Advisory Agreement.

To facilitate the continued operations of the Fund, on September 23, 2021, the Board also approved an Interim Investment Advisory Agreement with Paralel and an Interim Investment Sub-Advisory Agreement between Paralel and RMA, with respect to the Fund (collectively, the “Interim Agreements”). The Interim Agreements are each materially identical to the New Advisory Agreement and New Sub-Advisory Agreement other than as to the term, allowing Paralel and RMA to serve in their respective roles beginning on November 22, 2021. The Interim Agreements will continue until the earlier of (i) 150 days from November 22, 2021, or (ii) the date that shareholder approval of the New Advisory Agreement and New Sub-Advisory Agreement is received.

Additional Information and Special Shareholder Meeting

Shareholders of the Fund will be asked to consider the approval of the New Advisory Agreement and the New Sub-Advisory Agreement at a special shareholder meeting (the “Special Meeting”). Further details regarding the Special Meeting, the New Advisory Agreement, the New Sub-Advisory Agreement, Paralel, and RMA, including copies of the New Advisory Agreement and New Sub-Advisory Agreement, will be provided in the Fund’s definitive proxy statement that is being prepared along with the notice of the Special Meeting that will be sent to Fund shareholders and filed with the Securities and Exchange Commission (the “SEC”). Shareholders are urged to read the proxy statement and any other documents filed with the SEC when such documents become available because they will contain important information about the Fund and the transactions described herein. Shareholders will be able to obtain free copies of the proxy statement and any other relevant documents filed with the SEC by the Fund through the website maintained by the SEC at http://www.sec.gov, or at the Fund’s website (www.bouldercef.com) once filed.

The Current Administrator is an affiliate of the Current Advisor. Paralel is a wholly owned subsidiary of PRT. RMA may be deemed an affiliate of PRT and Paralel under the 1940 Act due to an indirect, non-controlling investment in PRT by SCLT Holdings, LLC, a fully owned subsidiary of the Susan L. Ciciora Trust, which is also the sole member of RMA. The Susan L. Ciciora Trust may be deemed an affiliate of the Fund.

Participants in Solicitation Relating to Shareholder Approval

The Fund and RMA and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Fund’s shareholders in respect of the matters to be submitted to the shareholders of the Fund for their approval of the New Advisory Agreement and New Sub-Advisory Agreement. Information regarding the Fund’s directors and executive officers will be available in the Fund’s definitive proxy statement for its 2021 annual shareholder meeting that will be filed with the SEC. Additional information regarding the interests of all such potential participants will be included in the proxy statement and other relevant documents filed with the SEC in connection with the Special Meeting when they become available. These documents are available free of charge using the sources indicated above.

No Offer or Solicitation

This current report on Form 8-K is not, and under no circumstances is it to be construed as, a prospectus or an advertisement and the communication of this current report on Form 8-K is not, and under no circumstances is it to be construed as, an offer to sell or a solicitation of an offer to purchase any securities in the Fund, or in any fund or other investment vehicle.

Item 1.02 - Termination of a Material Definitive Agreement.

The relevant information relating to the termination of the Current Advisory Agreement, Current Sub-Advisory Agreement and Current Administration Agreement found in Item 1.01 above is hereby incorporated by reference into this Item 1.02.

Forward-Looking Statements

Statements included herein may constitute “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, and Section 21E of the Exchange Act of 1934, as amended, including statements with regard to future events or the future performance or operations of the Fund. Words such as “intends,” “expected,” “anticipated,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Any such statements, other than statements of historical fact, are highly likely to be affected by unknowable future events and conditions, including elements of the future that are or are not under the control of the Fund and that the Fund may or may not have considered. Accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from any forward-looking statements. Such statements speak only as of the time when made, and the Fund undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2021	By:	/s/ Joel Looney
Joel Looney
President